Exhibit 99.1

News Release
RAMBUS REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS

•Delivered strong Q2 results with revenue in line and earnings at the high end of guidance
•Generated $50.4 million in cash from operations
•Produced quarterly product revenue of $55.0 million driven by memory interface chips

SAN JOSE, Calif. – July 31, 2023 – Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the second quarter ended June 30, 2023. GAAP revenue for the second quarter was $119.8 million, licensing billings were $60.2 million, product revenue was $55.0 million, and contract and other revenue was $24.1 million. The Company also generated $50.4 million in cash provided by operating activities in the second quarter.

“Rambus delivered a strong second quarter with solid results and execution from the team as we continue to successfully navigate through challenging market conditions,” said Luc Seraphin, chief executive officer of Rambus. “By delivering the critical chips and IP that address the growing demand in data center fueled by AI, we are well positioned to drive the company’s long-term profitable growth."

Quarterly Financial Review - GAAP	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2023	2022
Revenue
Product revenue	$55.0	$53.3
Royalties	40.7	48.0
Contract and other revenue	24.1	19.8
Total revenue	119.8	121.1
Cost of product revenue	18.7	20.4
Cost of contract and other revenue	1.3	1.0
Amortization of acquired intangible assets (included in total cost of revenue)	3.6	3.4
Total operating expenses (1)	84.5	60.8
Operating income	$11.7	$35.5
Operating margin	10%	29%
Net income	$168.9	$35.0
Diluted net income per share	$1.51	$0.31
Net cash provided by operating activities	$50.4	$56.5
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.4 million for each of the three months ended June 30, 2023 and 2022.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended June 30,
(In millions)	2023	2022
Licensing billings (operational metric) (2)	$60.2	$66.1
Product revenue (GAAP)	$55.0	$53.3
Contract and other revenue (GAAP)	$24.1	$19.8
Non-GAAP cost of product revenue	$18.6	$20.3
Cost of contract and other revenue (GAAP)	$1.3	$1.0
Non-GAAP total operating expenses	$55.9	$54.9
Non-GAAP interest and other income (expense), net	$1.2	$1.0
Diluted share count (GAAP)	112	113
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $119.8 million. The Company also had licensing billings of $60.2 million, product revenue of $55.0 million, and contract and other revenue of $24.1 million. The Company had total GAAP cost of revenue of $23.6 million and operating expenses of $84.5 million. The Company also had total non-GAAP operating expenses of $75.7 million (including non-GAAP cost of revenue of $19.9 million). The Company had GAAP diluted net income per share of $1.51, largely driven by a net benefit from income taxes of $155.3 million from a release of the Company's valuation allowance in the second quarter. The Company’s basic share count was 109 million shares and its diluted share count was 112 million shares.

Cash, cash equivalents, and marketable securities as of June 30, 2023 were $332.6 million, an increase of $40.5 million from March 31, 2023, mainly due to $50.4 million in cash provided by operating activities.

2023 Third Quarter Outlook

The Company will discuss its full revenue guidance for the third quarter of 2023 during its upcoming conference call. The following table sets forth third quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$59 - $65	$59 - $65
Product revenue (GAAP)	$47 - $53	$47 - $53
Contract and other revenue (GAAP)	$17 - $23	$17 - $23
Total operating costs and expenses	$90 - $86	$75 - $71
Interest and other income (expense), net	$1	$1
Diluted share count	112	112
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.
(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the third quarter of 2023, the Company expects licensing billings to be between $59 million and $65 million. The Company also expects royalty revenue to be between $26 million and $32 million, product revenue to be between $47 million and $53 million and contract and other revenue to be between $17 million and $23 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $90 million and $86 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $75 million and $71 million. These expectations also assume non-GAAP interest and other income (expense), net, of $1 million, a tax rate of 24% and diluted share count of 112 million, and exclude stock-based compensation expense of $12 million, amortization of acquired intangible assets of $3 million, and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements of $0 million.

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (866) 813-9403 (domestic) or (+1) 929-458-6194 (international) with ID# 439534.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, expense on abandoned operating leases, facility restoration costs, change in fair value of earn-out liability, loss on extinguishment of debt, loss on fair value adjustment of derivatives, net, realized loss on sale of marketable securities sold for the purpose of notes repurchase, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related/divestiture costs and retention bonus expense. These expenses include all direct costs of certain acquisitions, divestitures and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and divestitures and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Restructuring and other charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Facility restoration costs. These charges consist of exit costs associated with our leased office space and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Non-cash interest expense on convertible notes. The Company incurred non-cash interest expense related to its convertible notes through the first quarter of 2023, at which point the remaining convertible notes matured. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2023 and 2022, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the third quarter of 2023 and related drivers, and the Company’s ability to effectively manage supply chain and other market challenges. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as potential adverse impacts related to, or arising from, COVID-19 and its variants. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch
Senior Vice President, Finance and Chief Financial Officer
(408) 462-8000
dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$122,190	$125,334
Marketable securities	210,437	187,892
Accounts receivable	63,929	55,368
Unbilled receivables	94,553	125,698
Inventories	33,527	20,900
Prepaids and other current assets	11,829	12,022
Total current assets	536,465	527,214
Intangible assets, net	42,992	50,880
Goodwill	292,040	292,040
Property, plant and equipment, net	87,167	86,255
Operating lease right-of-use assets	21,598	24,143
Deferred tax assets	140,405	3,031
Unbilled receivables	3,298	25,222
Other assets	3,151	3,809
Total assets	$1,127,116	$1,012,594

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,643	$24,815
Accrued salaries and benefits	22,251	20,502
Convertible notes	—	10,378
Deferred revenue	16,779	23,861
Income taxes payable	12,942	18,137
Operating lease liabilities	4,098	5,024
Other current liabilities	27,731	23,992
Total current liabilities	101,444	126,709
Long-term liabilities:
Long-term operating lease liabilities	27,160	29,079
Long-term income taxes payable	1,973	5,892
Deferred tax liabilities	5,819	24,964
Other long-term liabilities	45,162	46,653
Total long-term liabilities	80,114	106,588
Total stockholders’ equity	945,558	779,297
Total liabilities and stockholders’ equity	$1,127,116	$1,012,594

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2023	2022	2023	2022
Revenue:
Product revenue	$54,978	$53,302	$118,753	$101,271
Royalties	40,672	48,038	68,841	78,502
Contract and other revenue	24,182	19,792	46,000	40,409
Total revenue	119,832	121,132	233,594	220,182
Cost of revenue:
Cost of product revenue	18,743	20,417	45,166	38,814
Cost of contract and other revenue	1,294	974	2,985	1,598
Amortization of acquired intangible assets	3,561	3,421	7,123	6,799
Total cost of revenue	23,598	24,812	55,274	47,211
Gross profit	96,234	96,320	178,320	172,971
Operating expenses:
Research and development	41,576	39,538	83,474	79,353
Sales, general and administrative	26,187	26,305	57,151	53,211
Amortization of acquired intangible assets	382	417	764	826
Restructuring and other charges	9,494	—	9,494	—
Change in fair value of earn-out liability	6,900	(5,500)	13,800	(4,300)
Total operating expenses	84,539	60,760	164,683	129,090
Operating income	11,695	35,560	13,637	43,881
Interest income and other income (expense), net	2,236	2,738	4,397	4,098
Loss on extinguishment of debt	—	—	—	(66,497)
Loss on fair value adjustment of derivatives, net	—	—	(240)	(8,283)
Interest expense	(376)	(348)	(757)	(953)
Interest and other income (expense), net	1,860	2,390	3,400	(71,635)
Income (loss) before income taxes	13,555	37,950	17,037	(27,754)
Provision for (benefit from) income taxes	(155,325)	2,930	(155,124)	3,444
Net income (loss)	$168,880	$35,020	$172,161	$(31,198)
Net income (loss) per share:
Basic	$1.55	$0.32	$1.59	$(0.28)
Diluted	$1.51	$0.31	$1.55	$(0.28)
Weighted average shares used in per share calculation
Basic	109,039	110,447	108,561	110,170
Diluted	111,601	112,715	111,373	110,170

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,
(In thousands)	2023	2022
Cost of product revenue	$18,743	$20,417
Adjustment:
Stock-based compensation expense	(151)	(132)
Non-GAAP cost of product revenue	$18,592	$20,285

Total operating expenses	$84,539	$60,760
Adjustments:
Stock-based compensation expense	(11,224)	(8,504)
Acquisition-related costs and retention bonus expense	(478)	(1,949)
Amortization of acquired intangible assets	(382)	(417)
Restructuring and other charges	(9,494)	—
Expense on abandoned operating leases	(195)	(531)
Facility restoration costs	(10)	—
Change in fair value of earn-out liability	(6,900)	5,500
Non-GAAP total operating expenses	$55,856	$54,859

Interest and other income (expense), net	$1,860	$2,390
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(627)	(1,455)
Non-cash interest expense on convertible notes	—	45
Non-GAAP interest and other income (expense), net	$1,233	$980

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2023 Third Quarter Outlook	Three Months Ended September 30, 2023
(In millions)	Low	High
Forward-looking operating costs and expenses	$90.1	$86.1
Adjustments:
Stock-based compensation expense	(11.7)	(11.7)
Amortization of acquired intangible assets	(3.4)	(3.4)
Forward-looking Non-GAAP operating costs and expenses	$75.0	$71.0

Forward-looking interest and other income (expense), net	$1.4	$1.4
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(0.4)	(0.4)
Forward-looking Non-GAAP interest and other income (expense), net	$1.0	$1.0